                                                                   Exhibit 10.33

                        CORE AGREEMENT FOR BAGGAGE SEARCH
                            AND PASSENGER INSPECTION

         This Agreement is entered into this 15th, day of March, 1990 between Trans World Airlines, Inc. (hereinafter referred to as "TWA") and International
 Total Services, Inc. (hereinafter referred to as "ITS"), an Ohio Corporation, for services to be provided at various airport locations agreed upon by and between the parties as further described below.

                                    RECITALS

        WHEREAS, TWA desires ITS to provide Baggage Search and Inspection Services at the Airport;

        WHEREAS, ITS is able to provide Baggage Search and Inspection Services at the Airport;

        THEREFORE, TWA and ITS agree as follows:

                                    SECTION 1
                                    ---------
                                   DEFINITIONS
                                   -----------

AGREEMENT.                This Agreement for Baggage Search and Passenger
                          Inspection Services.

AIRPORT. The location(s), as more particularly described in Exhibits attached hereto.

AIRPORT SPECIFICATIONS.   Those documents which collectively comprise Exhibits
                          attached hereto. Each document contains the specifications for Inspection Services at an Airport.

DANGEROUS OBJECT.         Any explosive, incendiary device, weapon or dangerous
                          object of any kind whatsoever or as defined by applicable law.

FAA. The Federal Aviation Administration, United States Department of Transportation.

INSPECTOR.                Personnel employed by ITS who conduct Inspection
                          Services.

INSPECTION SERVICES.      The services to be provided by ITS under the terms
                          and conditions of this agreement. Such services shall include, but shall not be limited to, the furnishing of qualified and trained Inspectors to perform pre-departure Inspection Services such as electronic screening of Luggage and Passengers and, when applicable, the physical Inspection of Passengers and Luggage.

LUGGAGE. Any article carried by a Passenger into what are established at the Airport as an Inspection Area.

PASSENGER.                Any individual, whether or not a customer of the Air
                          Carrier or any other air carrier, who desires to gain entry to that portion of the Airport which has been established as the Inspection Area.

INSPECTION AREA.          That area at the Airport which has been designated as
                          an Inspection Area and to which entry is restricted to Passengers who have gone through Inspection
                          Services.

                                    SECTION 2
                                    ---------
                               INSPECTION SERVICES
                               -------------------

         ITS understands that in order to detect any Passenger who may be carrying any Dangerous Object onto an aircraft or into the Inspection Area, TWA must be able to rely upon ITS and its Inspectors. Therefore, ITS assures TWA of well-qualified and well-trained Inspectors.

         ITS further understands that inasmuch as TWA places a high priority on quality service to Passengers, Inspection Services must be conducted in an efficient and courteous manner. TWA understands, however, that ITS's first and primary duty is to detect any Passenger who may be carrying any Dangerous Object onto an aircraft or into the Inspection Area.

         A. ITS's Inspection Services shall at all times be conducted in accordance with FAA Regulations, 14 CFR Parts 108 and 121.538, as amended.

         B. ITS shall ensure that its Inspectors comply with the procedures outlined by Federal Law.

         C. Upon receipt of a notice from TWA that an Inspector has engaged in improper conduct, has failed to perform Inspection Services satisfactorily, or is in TWA's opinion unqualified to perform Inspection Services, ITS agrees to prohibit within 24 hours of ITS's receipt of the TWA's notice such Inspector from performing Inspection Services.

         D. ITS's Inspection Services shall at all times be conducted in accordance with the Air Carrier Standard Security Program, "ACSSP".

         E. The attached "Appendix to Domestic Airline Passenger Screening Agreements" is hereby incorporated into this Agreement, and the parties agree to be bound by the teens of such Appendix.

                                   SECTION 3
                                   ---------
                                    PRICES
                                    ------

         A. ITS shall submit to the TWA its invoice for Inspection Services provided during the preceding bimonthly period at each Airport, on or before seven days from the end of the bimonthly period.

         B. Prices for said service are reflected in the Exhibit "A" incorporated herein.

         C. Upon the receipt of ITS's invoice, TWA shall verify that Inspection Services have been performed pursuant to this Agreement. Upon verification, TWA shall tender its payment of the invoice within thirty (30) days of receipt of the invoice. If such verification is not forthcoming, the parties shall proceed in accordance with Section 5 of this Agreement.

         D. For each airport, where multiple carriers are provided service under this Agreement, ITS will bill TWA for TWA's prorated share of the services performed under this Agreement at the rates specified in Exhibit A.

         E. TWA agrees to pay ITS on demand for all cost of collection, including any reasonable attorneys' fees incurred in connection with the collection of any amounts payable by TWA to ITS under any of the provisions of the contract, through an attorney or collection agency, whether collected by suit or otherwise.

         F. For each concourse at an Airport, ITS agrees that if, during the term of this Agreement, it enters into a contract for the provision of Inspection Services at that Airport under terms and condition similar to the terms and conditions of this Agreement, MA shall have the benefit of the pricing of such other contract to the extent that such pricing is less than that set forth in the Airport Specification for that Airport.

                                   SECTION 4
                                   ---------
                             TERM AND TERMINATION
                             --------------------

         A. Unless otherwise terminated, this Agreement shall be for the term set forth in the Airport Specifications.

         B. If there is enacted any law, regulation, ruling, or any other such mandate of any Government authority having jurisdiction over the subject matter which alters the hours of service, rates of pay, working conditions or costs of performing the Service provided hereunder, MA agrees that the rates will be subject to renegotiation with thirty (30) days advanced written notice to MA to take into account these increased costs.

         C. Upon sixty (60) days advance written notice by either party, TWA or ITS may terminate the provision of Inspection Services at an Airport for any reason, including no reason.

         D. The provision of Inspection Services at an Airport or at one or more Airports, including all Airports, may be terminated by TWA upon notice of termination to ITS if ITS fails to provide Inspection Services at an Airport as contemplated by this Agreement or fails to comply with the requirements of this Agreement at an Airport.

                                   SECTION 5
                                   ---------
                               INVOICE DISPUTES
                               ----------------

         In the event TWA disputes, in good faith, any invoice, then:

         A. TWA shall notify ITS within fifteen (15) days of receipt of the invoice of the nature of the dispute and the amount of such dispute;

         B. TWA shall within fifteen (15) days of its receipt of the invoice, pay to ITS that portion of the invoice which is undisputed;

         C. TWA and ITS shall thereafter work together to arrive at a settlement of the dispute.

                                   SECTION 6
                                   ---------
                                INDEMNIFICATION
                                ---------------

         A. Except as provided in Section 6-B., below, ITS hereby releases and agrees to defend, indemnify and hold TWA, its directors, officers, agents and employees, (hereinafter collectively "TWA") harmless from and against any kind all claims, suits, liabilities, damages, losses and judgments, including reasonable expenses and attorney's fees incident thereto (including but not limited to attorneys' fees and court costs incurred in enforcing TWA's right to indemnity) (hereunder collectively "Claims") which may be suffered by, accrued against, charged to or recoverable from TWA, for or on account of damage to, loss of, or destruction of the property of TWA or third persons, or for or on account of any injury or death of any person (except an employee of TWA covered by workers' compensation insurance) and which arise from or in connection with any act of ITS or its directors, officers, agents or employees in the performance by ITS of Inspection Services, which it occurred prior to the completion of Inspection Services. Where a claim is asserted against both ITS and TWA, either jointly or severally, for acts alleged to have arisen from or in connection with inspection services, both ITS and TWA shall submit the claim to their respective insurer and any coverage disputes shall be resolved between carriers through arbitration. Notwithstanding any language herein to the contrary, the primary obligation to defend claims involving allegations pertaining to preboard screening shall be that of ITS.

         B. The parties agree that ITS's duty to indemnify as set forth in Paragraph 6.A. above will apply to all claims with the exception of the following:

             1. Claims arising from or in connection with any act or omission occasioned solely by the negligence or intentional misconduct of TWA.

             2. Claims arising from or in connection with any act of omission occasioned solely by the negligence or intentional misconduct of TWA, after the completion of Inspection Services.

             3. Claims arising from or in connection with the installation, design, placement, maintenance and operation of equipment provided to ITS by TWA in the provision of inspection services, provided that such equipment is used by ITS in a proper and reasonable manner.

         C. The parties agree that any failure to detect or to discover a firearm, explosive or other prohibited device or instrumentality shall not be deemed to constitute negligent conduct within the meaning of this Section so long as the ITS security personnel involved have conducted a reasonable search of all articles carried by each person and a magnometer screening of each person passing through the airport checkpoint location.

         D. TWA hereby releases, and agrees to defend, indemnify and hold ITS, its directors, officers, agents and employees harmless from and against those Claims described in Paragraph 6.B, which may be suffered by, accrued against, charged to or recoverable from ITS, its directors, officers, agents, or employees, for or on account of any damage to, loss of, or destruction of the property of ITS and TWA or third persons, or for or on account of any injury or death of any person, including the directors, officers, agents and employees of TWA.

         E. Completion of Inspection Services shall be deemed to the moment immediately following the clearance of a passenger by an inspector or the arrival of law enforcement officers called to the inspection area by the Inspection Area Supervisor.

         F. Nothing in this agreement shall preclude a separate action by TWA or ITS, their respective officers, directors, employees or agents, one against the other for claims, losses, damages or liabilities caused by or arising out of the negligence of the other party, including, but not limited to, workers compensation subrogation actions.

                                   SECTION 7
                                   ---------
                       COMPLIANCE WITH LEGAL REQUIREMENTS
                       ----------------------------------

         A. ITS shall comply with all applicable federal, state and local laws and executive orders and regulations issued pursuant thereto, including without limitation, and the extent applicable to this Agreement, the provisions contained within Section 202 of Executive Order 11246 (41 C.F.R. 60.1.4),
Section 4.2 of the Vietnam Era Veterans Readjustment Act (41 C.F.R. 60-250.4) and Section 503 of the Rehabilitation Act (41 C.F.R. 60-741.4) which provisions are incorporated herein by reference as if set forth in full.

         B. ITS shall ensure that it has conducted adequate background investigations of all of its employees hired after November 1, 1985 who have unescorted access to any area on the airport controlled for security reasons (including those employed in the passenger screening process).

         C. TWA shall have the right, but not the duty, to conduct such audits of ITS's employment records as it deems prudent to ensure ITS's compliance with paragraph A. and B. hereinabove. TWA may terminate this Agreement if it finds any evidence which indicates that ITS has not complied with the obligations imposed by paragraphs A. and B. hereinabove.

                                   SECTION 8
                                   ---------
                                   INSURANCE
                                   ---------

         A. ITS shall at its own expense procure and maintain in full force and effect during the term of this Agreement insurance coverage with insurance carriers acceptable to TWA, duly qualified in the state where each Airport is located and covering ITS's obligations under this Agreement including the Indemnity provisions of Section 6.

         In the event TWA should desire, at any time during the term of this Agreement, that changes be made in the minimum amounts and/or the types of coverage of such insurance, ITS agrees to accede to any such reasonable request; however, ITS reserves the right to increase the cost to TWA accordingly.

         B. At a minimum, ITS shall have in force during the term of this Agreement insurance of the following types and in the following minimum amounts:

             Type of Insurance                     Minimum Coverage

             Comprehensive General Liability:      A Total combined single limit
             (Specifically including Personal      of primary and excess coverage
             Injury, Bodily Injury/Property        in the amount of Ten Million
             Damage/Contractual Liability          ($10,000,000) Dollars for each and
                                                   every loss

             Workers' Compensation and             To Statutory Limits
             Employer's Liability

         C. Such policies of liability insurance shall be endorsed (i) to provide that said insurance shall be primary insurance and to acknowledge that any other insurance policy or policies of TWA shall be secondary or excess insurance not withstanding any provision in such policies regarding other insurance, (ii) to name TWA, its directors, officers, agents and employees as additional insureds, (iii) to provide that all provisions of such insurance, except for the limits of liability, shall operate in the same manner as if there were a separate policy issued to each insured, (iv) to specifically cover the indemnity and hold harmless obligations of Company to TWA hereunder, and
(v) to contain a provision requiring the insurers to provide TWA with a written notice of any cancellation or adverse material change in such insurance and providing that the same shall not be effective as to the benefit and/or interest of TWA for thirty (30) days after written notice of such cancellation or adverse material change is received by TWA.

         D. Company shall furnish certificates evidencing the insurance coverage required hereunder to TWA at the following addresses:

                           TRANS WORLD AIRLINES, INC.
                           100 South Bedford Road
                           Mt. Kisco, NY 10549
                           ATTN:  Legal Assistant

with a copy to:

                           TRANS WORLD AIRLINES, INC
                           P.O. Box 20007
                           Kansas City, MO 64195
                           ATTN:  Insurance Department

                                    SECTION 9
                                    ---------
                            EXCUSABLE NON-PERFORMANCE
                            -------------------------

         A. ITS shall provide TWA with sixty (60) days advance notice, or in the alternative, notice as soon as practicable, of any planned or threatened shutdown or slow down in its provision of Inspection Services at an Airport. In the event of such a shutdown or slowdown, ITS agrees that TWA may enter into Agreements for the provision of Inspection Services at that Airport for the duration of such shutdown or slowdown. ITS further understands that TWA may at any time during such shutdown or slowdown terminate this Agreement at that Airport in accordance with the provisions of Section 4.

         B. ITS agrees that in the event TWA's operation at an Airport is decreased or halted by reason of events beyond TWA's reasonable control, then this Agreement at that Airport shall be suspended upon notice of suspension from TWA, that TWA shall not be liable for such suspension and that TWA shall not be liable to ITS for Inspection Services at that Airport until such suspension is removed by TWA. In the event the suspension lasts for more than one hundred and twenty (120) days, ITS may terminate this Agreement at that Airport upon ten
(10) days advance notice to TWA. In either case, ITS will be paid in full for services rendered subject to the invoice disputes provisions of Section 5.

         C. ITS shall not be liable to TWA for failure or delay in the performance of Inspection Services at an Airport if the failure or delay arises from a cause beyond ITS's reasonable control.

                                   SECTION 10
                                   ----------
                                 RIGHT TO AUDIT
                                 --------------

         ITS shall at all times keep complete and accurate books, records and accounts from which may be determined the basis for billing of Inspection Services rendered to TWA at each Airport. Such books, records and accounts shall be open for inspection, examination, audit and copying by TWA or its designated representatives at all reasonable times.

                                   SECTION 11
                                   ----------
                             INDEPENDENT CONTRACTOR
                             ----------------------

         The relationship between TWA and ITS shall be that of independent contractors and in no event shall persons employed by either party be held to be or construed to be employees of the other.

                                   SECTION 12
                                   ----------
                             LEGALITY OF PROVISIONS
                             ----------------------

         If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   SECTION 13
                                   ----------
                                    NO WAIVER
                                    ---------

         The failure of TWA or ITS to subscribe or to require performance by the other of any provision of this Agreement shall in no way affect that party's right thereafter to enforce such provision, nor shall the waiver by TWA or ITS of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

                                   SECTION 14
                                   ----------
                                  CHOICE OF LAW
                                  -------------

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio.

                                   SECTION 15
                                   ----------
                              ENTIRETY OF AGREEMENT
                              ---------------------

         TWA and ITS agree that this Agreement embodies all prior discussions, whether oral or written, and to the extent such prior discussions have not been incorporated herein they are without effect.

                                   SECTION 16
                                   ----------
                                   ASSIGNMENT
                                   ----------

         This Agreement shall not be assignable to any other entity without the express written consent of the other party.

                                   SECTION 17
                                   ----------
                                  MODIFICATION
                                  ------------

         TWA and ITS agree that this Agreement may be modified only in writing and signed by duly authorized representatives of each party.

                                   SECTION 18
                                   ----------
                                     NOTICE
                                     ------

         Unless otherwise specified, any notice required by this Agreement shall be mailed to the parties by certified mail, return receipt requested, or by means of overnight expedited delivery service to the following address:

TO CONTRACTOR:

                           INTERNATIONAL TOTAL SERVICES, INC.
                           626 Terminal Tower
                           Cleveland, OH 44113
                           ATTN:  Legal Department

TO AIR CARRIER:

                           TRANS WORLD AIRLINES, INC.
                           100 South Bedford Road
                           Mt. Kisco, NY 10549
                           ATTN:  Legal Assistant

with a copy to:

                           TRANS WORLD AIRLINES, INC.
                           P.O. Box 20126
                           Kansas City, MO 64195
                           ATTN:  Director of Contract Services

         This Agreement is made and entered into as of the date first hereinabove written; provided, however, that it shall be effective for each Airport as of the date set forth in the attached Exhibit pertaining to such Airport. With respect to any date set forth in any Exhibit(s) hereto which predates the date first hereinabove written, the parties intend that this Agreement shall be retroactive to the date set forth in such Exhibit.

INTERNATIONAL TOTAL SERVICES, INC.

By:

  ----------------------------------------------
         Robert A. Weitzel                  Date
         President/CEO

TRANS WORLD AIRLINE, INC.


By:

  ----------------------------------------------
         Signature                          Date


Name:    VERL K. CUMBERLAND
    -------------------------------------

Title: Manager-Contract Services
     -------------------------------------

                                   APPENDIX TO
                 DOMESTIC AIRLINE PASSENGER SCREENING AGREEMENTS

I.       PASSENGER SCREENER EMPLOYMENT  QUALIFICATION STANDARDS

         A. PRE-EMPLOYMENT QUALIFICATION. An applicant for employment is an airline passenger screener shall:

             (1)      be 18 years of age or older;

             (2) he a United States citizen or possess the necessary authority from the U.S. Immigration and Naturalization Service to be employed as a Screener;

             (3)      hold a high school or equivalent degree;

         B. PRE-SELECTION EVALUATION. The Contractor shall determine through appropriate evaluation or testing that the applicant meets the following qualifications:

             (1) possesses the ability to communicate effectively in the English language; possesses adequate physical health, including good corrected eyesight (correctable to 20/20, good visual acuity, and normal color perception), hearing, sense of smell, and mobility, so as to perform his or her job responsibilities (these requirements are bona fide occupational qualifications for the performance of airline passenger screener functions);

             (2)      is courteous and well groomed;

             (3) has taken the Psychological Technologies' Airline Passenger Security Screener Examination (available from psychological Technology, P.O. Box 52448, Tulsa, OK 74152, (918) 742-1246), and has received a passing grade of eight or lower on the "S" part and eight or higher on the REL part, the cost and administration of which will be the burden of the Contractor; and

             (4) shall have taken any Federal Aviation Administration ("FAA") required drug screening examination for passenger screening personnel and shall have tested "negative", as such term is defined by FAA regulations and policies.

         C. PRE-SELECTION BACKGROUND EXAMINATION. The Contractor shall complete a background investigation of its prospective employees pursuant to the Air Carrier Standard Security Program (ACSSP) which shall cover prior employment history for (he past five years, and to the extent permitted by law, a police background check. In addition, the Contractor shall verify the personal references listed on each applicant's employment application.

         D. INDEMNIFICATION. Should Contractor fail to comply with this Section 1, any and all liabilities arising out of such noncompliance shall be the responsibility of the Contractor, and

Contractor hereby expressly holds the Carrier harmless and agrees to indemnify Carrier for any costs, expenses, liabilities, demands, claims, damages, suits or judgments, including reasonable attorney's fees incurred by Carrier in the defense of any such liabilities or claims, arising out of Contractor's failure to comply with the provisions of this Section 1.

II.      EQUIPMENT
         ---------

         The Carrier shall provide the inspection equipment necessary for the Contractor to perform its services under this Contract. The Contractor shall advise the Carrier verbally and in writing of any maintenance or repair needs of the equipment and any need for additional equipment.

III.     INDEPENDENT CONTRACTOR RELATIONSHIP
         -----------------------------------

         The employees of Contractor engaged in performing services hereunder shall be considered employees of Contractor for all purposes and under no circumstances shall be deemed lo be employees of Carrier. Carrier shall have no supervision or control over Contractor's employees, and any complaint or requested change in procedure shall be transmitted by Carrier to Contractor, which shall in turn give any necessary instructions to Contractor's employees. Notwithstanding the foregoing, however, Contractor agrees, as an inducement to Carrier, without which Carrier would not have entered into this Agreement, to undertake the training programs, management and supervisory support activities, testing, and record keeping and reporting activities set forth in Sections IV through VII hereof.

IV.      TRAINING PROGRAMS
         -----------------

         A. INSTRUCTIONAL PROGRAMS. The passenger screening instructional personnel of the Contractor shall attend the Airline Passenger Screening Training Program conducted by an Air Transport Association of America designated vendor. The Contractor shall provide reasonable assistance to that ATA designated vendor in its development for the Program of instructional materials concerning passenger screening activities at the airport or airports at which the Contractor provides passenger screening services for the Carrier.

         B. INITIAL AND RECURRENT TRAINING. Contractor shall establish and provide an initial and recurrent training program for all screening personnel in accordance with FAA FAR 121.538, covering without limitation, radiation, x-ray system devices and weapon identification.

         C. COST OF TRAINING. All initial and recurrent training costs shall he borne by Contractor.

V.       MANAGEMENT AND SUPERVISORY SUPPORT
         ----------------------------------

         STAFFING STANDARDS. The Contractor and Carrier shall establish passenger screening point staffing levels that respond to reasonably anticipated passenger flows. The Contractor shall assure adequate check-point security supervision or screener-in-charge presence at the screening point, as required by the ACSSP. Contractor management shall monitor the performance of its personnel at the passenger screening point to assure that those personnel arc optimally performing so that they provide screening in a professional and courteous manner, and assure the fulfillment of administrative and training requirements for the operation of the screening point. Screener duty rotation schedules shall be established and communicated to screeners. Rotation of functions shall occur every 15 minutes. In no event shall a screener perform continuous X-ray screening during a rotation for more than 30 minutes. Duty schedules shall provide meal and break periods for screeners. Training requirements for screeners shall be reflected in duty schedules.

VI.      TESTING
         -------

         The passenger screening point at which the Contractor provides security services for the carrier shall be subject to testing by Carrier personnel, or by personnel that the Carrier designates, at such times and in such frequency as the Carrier determines. The passenger screening point at which the Contractor provides security services for the Carrier may also be subject to testing by the Federal Aviation Administration. The Contractor shall be provided with the results of those tests and shall promptly take appropriate corrective action to respond to any deficiencies that those results indicate. Contractor's failure to take such corrective action, within two (2) days after "The Test Failure", shall constitute grounds for termination of this Agreement, with or without advance notice by TWA.

VII.     RECORDKEEPING AND REPORTING
         ---------------------------

         A. PASSENGER SCREENER EXAMINATION. The Contractor shall maintain a record of the number of the Psychological Technologies' Passenger Screener Examinations that it has given to employment applicants and the number of those applicants who passed the Examination. The scores of applicants who become employees shall be maintained in their personnel files. The Contractor shall abide by the requirements that Psychological Technologies' or the Carrier establish concerning the manner in which Contractor administers the Examination.

         B. SCREENER TRAINING RECORDS. Record, which indicates all initial and recurrent training, for each of its employees who performs duties at passenger screening points. The Contractor shall maintain the training record of an employee who is terminated for at least 90 days after his or her termination. Training records shall be available for inspection by the Carrier and the Federal Aviation Administration.

         C. Carrier and FAA Inspection of Records. All records required to be maintained by the Contractor pursuant to the Agreement of FAA regulations shall be available for inspection by the Carrier and, to the extent mandated by applicable law or regulations by the FAA.

                          AMENDMENT NO. 1 TO AGREEMENT
                          ----------------------------

         THIS AMENDMENT, made and entered into as of the 2nd day of August, 1995, by and between TRANS WORLD AIRLINES, INC., (hereinafter referred to as "TWA") and INTERNATIONAL TOTAL SERVICES, INC. (ITS) (hereinafter referred to as "Contractor"),

                              W I T N E S S E T H:

         WHEREAS, TWA and Contractor are parties to a certain agreement made as of March 15, 1990, (hereinafter referred to as the "Agreement") pursuant to which Contractor provides certain Baggage Search and Passenger Inspection Services to TWA at various locations as described in Exhibits.

         WHEREAS, the parties desire to amend the Agreement in certain respects;

         NOW, THEREFORE, TWA and Contractor hereby agree as follows:

1. The following addresses replace previous Trans World Airlines, Inc.'s addresses in SECTION 18 NOTICE.

2.       This Amendment shall be effective as of August 2, 1995.

3. Except as herein amended, the Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first written above.

TRANS WORLD AIRLINES, INC.                  INTERNATIONAL TOTAL SERVICES, INC.

By:                                         By:
  ------------------------                       -----------------------------

Title:Manager-Airport Contracts             Title:
      -------------------------                   ----------------------------

                                                                      (ITS Logo)
                                                        EXCEEDING THE STANDARDS.

                                                                  August 2, 1995

Linda M. Bavaro
Sr. Accounting Specialist
Trans World Airlines, Inc
P.O. Box 20126
Kansas City, Missouri 64195

         Re:      Amendment to PBS Core Agreement

Dear Ms. Bavaro:

         Please allow this letter to serve as an Amendment to the Core Agreement for Preboard Screening Services between TWA and ITS dated March 15, 1990, changing the following provision:

         Section 18:  Notices
         --------------------

         TWA Headquarters:

                           TRANS WORLD AIRLINES, INC.
                           One City Centre
                           515 N. Sixth Street
                           St. Louis, Missouri 63101
                           Attn:  Sr. Vice President - operations

with a copy to:

                           TRANS WORLD AIRLINES, INC.
                           P.O. Box 20126
                           Kansas City, Missouri 64195
                           Attn:  Manager - Airport Contracts

                  This amendment is effective as of today's date. The remainder of the contract shall continue unchanged and in full force and effect.

         If this amendment meets with TWA approval, please sign both copies of this letter and return one copy to me for my files. The original is meant for your files.

                                                     Very truly yours,

                                                                    Crown Centre
                                                              5005 Rockside Road
                                                           Cleveland, Ohio 44131

                                                                  (216) 642-4522

                                       International Total Services, Inc.

                                       By:
                                           -----------------------------
                                       Name:   Robert Weitzel
                                            -------------------------------
                                       Title:  President and CEO
                                            -------------------------------





                                                                    Crown Centre
                                                              5005 Rockside Road
                                                           Cleveland, Ohio 44131

                                                                  (216) 642-4522

                                                                      (ITS Logo)
                                                        EXCEEDING THE STANDARDS.

Ms. Bavaro
Core Agreement Amendment
page 2

Read, accepted and agreed:     Trans World Airlines, Inc.

                                By:
                                   ------------------------------
                                Name:   Roger M. Smart
                                     ---------------------------------
                                Title:Acting Manager Airport Contracts
                                      --------------------------------